Exhibit 99.1

eHealth, Inc. Announces Second Quarter 2012 Results

Second Quarter 2012 Overview

•	Revenue of $35.5 million, compared to revenue of $36.2 million for the second quarter of 2011

•	Submitted applications for IFP products increased 2% from the second quarter of 2011

•	Total approved members increased 19% from the second quarter of 2011

•	Operating income of $4.1 million, compared to operating income of $4.9 million for the second quarter of 2011

•	EBITDA of $6.5 million, compared to EBITDA of $7.8 million for the second quarter of 2011

•	GAAP operating margins of 12% and non-GAAP operating margins of 17% for the second quarter of 2012

•	GAAP net income of $2.3 million, or $0.11 per diluted share, and non-GAAP net income of $3.5 million, or $0.17 per diluted share, for the second quarter of 2012

•	Cash flows from operations were $7.6 million, compared to cash flows from operations of $7.8 million for the second quarter of 2011

MOUNTAIN VIEW, Calif.—July 26, 2012—eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the second quarter ended June 30, 2012.

Gary Lauer, chief executive officer of eHealth stated, “I am very pleased with the strong results across the key areas of our business. Our second quarter results are a reflection of our great employees focusing on and delivering on the company’s strategic objectives in the new world of healthcare.”

Second Quarter Results

Revenue—Revenue for the second quarter of 2012 totaled $35.5 million, a 2% decrease compared to revenue of $36.2 million for the second quarter of 2011. Commission revenue for the second quarter of 2012 totaled $30.6 million, a 2% increase compared to commission revenue of $30.1 million for the second quarter of 2011. Second quarter Medicare revenue was $5.0 million, a 130% increase compared to the second quarter of 2011.

Submitted Applications—Submitted applications for individual and family products increased 2% in the second quarter of 2012 to 103,400 applications, compared to 101,600 applications in the second quarter of 2011. Stuart Huizinga, chief financial officer of eHealth said, “We are pleased to return to submitted applications growth in our Individual and Family Product business, after two challenging years. We were able to resume growth at a favorable level of acquisition costs per submitted individual and family plan member. In fact, we posted a year-over-year improvement in this metric for eight consecutive quarters.”

Membership—Estimated membership at June 30, 2012 totaled 876,900 members, a 9% increase over estimated membership of 804,100 at June 30, 2011. Total approved members, including individual and family plan, Medicare plan and other product members, increased 19% to 148,500 in the second quarter of 2012, compared to 124,400 in the second quarter of 2011.

Operating Income—Operating income for the second quarter of 2012 was $4.1 million, compared to operating income of $4.9 million for the second quarter of 2011. Operating margins were 12% and 13% in the second quarters of 2012 and 2011, respectively.

Non-GAAP operating income for the second quarter of 2012 was $6.0 million, compared to non-GAAP operating income of $7.2 million for the second quarter of 2011. Non-GAAP operating margins were 17% and 20% in the second quarters of 2012 and 2011, respectively. Non-GAAP operating income and margins in the second quarter of 2012 exclude $1.4 million of stock-based compensation expense and $0.5 million of intangible asset amortization expense. Non-GAAP operating income and margins in the second quarter of 2011 exclude $1.9 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense.

EBITDA—EBITDA for the second quarter of 2012 was $6.5 million, compared to EBITDA of $7.8 million for the second quarter of 2011.

Pre-tax Income—Pre-tax income for the second quarter of 2012 was $4.2 million, compared to pre-tax income of $4.8 million for the second quarter of 2011.

Net Income—Net income for the second quarter of 2012 was $2.3 million, or $0.11 per diluted share, compared to net income of $2.7 million, or $0.12 per diluted share for the second quarter of 2011. Non-GAAP net income for the second quarter of 2012 was $3.5 million, or $0.17 per diluted share, compared to non-GAAP net income of $4.2 million, or $0.19 per diluted share for the second quarter of 2011. Non-GAAP net income and non-GAAP net income per diluted share in the second quarter of 2012 exclude $1.4 million of stock-based compensation expense and $0.5 million of intangible asset amortization expense, less $0.7 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the second quarter of 2011 exclude $1.9 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.9 million for related income tax expense.

Cash Flows and Cash Balance—Cash flows from operations for the second quarter of 2012 were $7.6 million, a 2% decrease compared to cash flows from operations of $7.8 million for the second quarter of 2011.

Year-to-Date Results

Revenue—Revenue totaled $72.6 million for the six months ended June 30, 2012, a 2% decrease compared to revenue of $73.7 million for the six months ended June 30, 2011. Medicare revenue was approximately $11.4 million in the six months ended June 30, 2012, a 156% increase compared to the six months ended June 30, 2011.

Operating Income—Operating income for the six months ended June 30, 2012 was $8.0 million, compared to operating income of $8.8 million for the six months ended June 30, 2011. Operating margins were 11% and 12% for the six-month periods ended June 30, 2012 and 2011, respectively.

EBITDA—EBITDA for the six months ended June 30, 2012 was $13.1 million, compared to EBITDA of $14.7 million for the six months ended June 30, 2011.

Pre-tax Income—Pre-tax income for the six months ended June 30, 2012 was $8.1 million, compared to pre-tax income of $8.8 million for the six months ended June 30, 2011.

Net Income—Net income for the six months ended June 30, 2012 was $4.4 million, or $0.22 per diluted share, compared to net income for the six months ended June 30, 2011 of $4.7 million, or $0.21 per diluted share.

Cash Flows—Cash flows from operations for the six months ended June 30, 2012 were $12.7 million, a 13% decrease compared to $14.6 million for the six months ended June 30, 2011.

Cash and cash equivalents as of June 30, 2012 totaled $122.1 million, compared to $123.6 million as of December 31, 2011. The change in cash and cash equivalents reflects $8.4 million used to repurchase 0.6 million shares of our common stock in the first six months of 2012 as a part of a stock repurchase program. In the first six months of 2012, eHealth completed a $30 million share repurchase program at an average per share price of $13.78. The change in cash and cash equivalents also reflects $6.2 million of cash consideration paid to a partner, whereby the partner transferred certain of its existing Medicare plan members to us as the broker of record on the underlying policies. Partially offsetting these uses of cash was $12.7 million of cash generated by operating activities in the six months ended June 30, 2012.

2012 Guidance

eHealth is reaffirming its guidance for the full year ending December 31, 2012 provided on its last earnings call as follows:

•	Total revenue is expected to be in the range of $152 million to $158 million

•	Stock-based compensation expense is expected to be in the range of $6.5 million to $8 million

•	EBITDA* is expected to be in the range of $21 million to $26 million

•	Non-GAAP net income per diluted share** is expected to be in the range of $0.56 to $0.66 per share

*	EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

**	Non-GAAP net income per diluted share is calculated by excluding stock-based compensation expense, intangible asset amortization expense and the estimated tax benefit relating to these expenses.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, July 26, 2012 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-788-0545 for domestic callers and 857-350-1683 for international callers. The participant passcode is 59480323. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 32134779. The live and archived webcast of the call will also be available on eHealth’s website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ:EHTH) is the parent company of eHealthInsurance, the nation’s leading online source of health insurance for individuals, families and small businesses. Through the company’s website, http://www.eHealthInsurance.com, consumers can get quotes from leading health insurance carriers, compare plans side by side, and apply for and purchase health insurance. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation’s leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia, making it the ideal model of a successful, high-functioning health insurance exchange. Through the company’s eHealth Technology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealth Technology’s exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.PlanPrescriber.com) and through its Medicare website www.eHealthMedicare.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding guidance for total revenue, stock-based compensation expense, EBITDA, and non-GAAP net income per diluted share for the year ending December 31, 2012. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; eHealth’s ability to maintain its relationship with health insurance carriers; eHealth’s success in marketing and selling Medicare-related health insurance plans; eHealth’s ability to hire, train and retain licensed health insurance agents for its Medicare business; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; government disapproval of our use of marketing material, including call center scripts and our websites, to sell Medicare-related health insurance products; costs of acquiring new members; weak economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates; lack of membership growth and retention rates; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; our operations in China; success of eHealth’s sponsorship and advertising business; the licensing of the use of eHealth’s technology or our performance of services pursuant to government contracts; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; changes in our management and key employees; management of business expansion and diversification; seasonality; impact of acquisitions, including risks associated with not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other partners that serve as a source of Medicare-related leads; government approval of marketing material, including websites relating to PlanPrescriber partner Medicare product lead referrals; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (“EBITDA”); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income consists of GAAP operating income excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and

•	intangible asset amortization expense.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

•	Non-GAAP net income consists of GAAP net income excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,

•	intangible asset amortization expense, and

•	the related income tax benefit of these excluded items.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income, GAAP operating margins, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President, Communications

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31, 2011	June 30, 2012
Assets	(1)
Current assets:
Cash and cash equivalents	$123,607	$122,055
Accounts receivable	8,055	3,661
Deferred income taxes	4,622	4,259
Prepaid expenses and other current assets	3,377	5,891

Total current assets	139,661	135,866
Property and equipment, net	4,631	5,760
Deferred income taxes	3,390	3,954
Other assets	5,641	9,094
Intangible assets, net	10,526	9,619
Goodwill	14,096	14,096

Total assets	$177,945	$178,389

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,391	$3,748
Accrued compensation and benefits	7,904	6,335
Accrued marketing expenses	6,195	3,156
Deferred revenue	314	402
Other current liabilities	1,547	3,482

Total current liabilities	18,351	17,123
Non-current liabilities	3,920	4,047
Stockholders’ equity:
Common stock	26	26
Additional paid-in capital	215,364	220,922
Treasury stock, at cost	(81,557)	(89,998)
Retained earnings	21,661	26,091
Accumulated other comprehensive income	180	178

Total stockholders’ equity	155,674	157,219

Total liabilities and stockholders’ equity	$177,945	$178,389

(1)	The condensed consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Revenue:
Commission	$30,079	$30,603	$60,839	$62,067
Other	6,107	4,904	12,902	10,515

Total revenue	36,186	35,507	73,741	72,582
Operating costs and expenses:
Cost of revenue	2,555	764	5,206	2,439
Marketing and advertising (1)	11,668	12,167	24,577	25,154
Customer care and enrollment (1)	4,610	6,358	10,020	12,329
Technology and content (1)	5,415	5,033	10,885	10,515
General and administrative (1)	6,661	6,590	13,382	13,194
Amortization of intangible assets	427	460	854	907

Total operating costs and expenses	31,336	31,372	64,924	64,538

Income from operations	4,850	4,135	8,817	8,044
Other income (expense), net	(21)	16	(40)	37

Income before provision for income taxes	4,829	4,151	8,777	8,081
Provision for income taxes	2,097	1,846	4,064	3,651

Net income	$2,732	$2,305	$4,713	$4,430

Net income per share:
Basic	$0.13	$0.12	$0.22	$0.23
Diluted	$0.12	$0.11	$0.21	$0.22
Weighted-average number of shares used in per share amounts:
Basic	21,390	19,624	21,371	19,580
Diluted	22,119	20,497	22,079	20,471
(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$276	$362	$522	$602
Customer care and enrollment	74	74	181	153
Technology and content	470	217	925	550
General and administrative	1,117	709	2,170	1,682

Total	$1,937	$1,362	$3,798	$2,987

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Operating activities
Net income	$2,732	$2,305	$4,713	$4,430
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,887	678	3,664	1,045
Depreciation and amortization	597	538	1,266	1,114
Amortization of intangible assets	427	460	854	907
Stock-based compensation expense	1,937	1,362	3,798	2,987
Excess tax benefits from stock-based compensation	(1,464)	(636)	(2,553)	(1,187)
Deferred rent	(11)	(7)	(20)	(17)
Loss on disposal of property and equipment	—	—	3	—
Changes in operating assets and liabilities:
Accounts receivable	1,100	2,579	6,577	4,394
Prepaid expenses and other current assets	1,218	310	1,525	715
Other assets	56	(300)	26	(439)
Accounts payable	211	514	(1,169)	1,356
Accrued compensation and benefits	1,504	860	(679)	(1,572)
Accrued marketing expenses	(335)	(508)	(230)	(3,039)
Deferred revenue	(1,245)	(1,187)	(2,129)	88
Other current liabilities	(798)	664	(1,055)	1,943

Net cash provided by operating activities	7,816	7,632	14,591	12,725

Investing activities
Purchases of property and equipment	(734)	(1,943)	(1,239)	(2,146)
Books of business transfers	(3,004)	(1,870)	(3,769)	(6,243)

Net cash used in investing activities	(3,738)	(3,813)	(5,008)	(8,389)

Financing activities
Proceeds from exercise of common stock options	46	1,376	72	2,370
Cash used to net-share settle equity awards	(2)	(6)	(544)	(986)
Excess tax benefits from stock-based compensation	1,464	636	2,553	1,187
Repurchases of common stock	—	—	(3,796)	(8,441)
Principal payments in connection with capital lease	(16)	(12)	(30)	(18)

Net cash provided by (used in) financing activities	1,492	1,994	(1,745)	(5,888)

Effect of exchange rate changes on cash and cash equivalents	(11)	1	(19)	—

Net increase (decrease) in cash and cash equivalents	5,559	5,814	7,819	(1,552)
Cash and cash equivalents at beginning of period	130,334	116,241	128,074	123,607

Cash and cash equivalents at end of period	$135,893	$122,055	$135,893	$122,055

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

Key Metrics:	Three Months Ended June 30, 2011	Three Months Ended June 30, 2012
Operating cash flows (1)	$7,816,000	$7,632,000
IFP submitted applications (2)	101,600	103,400
IFP approved members (3)	87,600	87,900
Total approved members (4)	124,400	148,500
Commission revenue (5)	$30,079,000	$30,603,000
Commission revenue per estimated member for the period (6)	$37.47	$35.47
Total revenue (7)	$36,186,000	$35,507,000
Total revenue per estimated member for the period (8)	$45.08	$41.16

	As of June 30, 2011	As of June 30, 2012
IFP estimated membership (9)	688,100	684,000
Total estimated membership (10)	804,100	876,900

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2012
Marketing and advertising expenses (11)	$11,668,000	$12,167,000
Marketing and advertising expenses as a percentage of total revenue (12)	32%	34%
Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	45%	47%
Marketing partners (14)	32%	31%
Online advertising (15)	23%	22%

Total	100%	100%

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.
(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(6)	Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2011 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(7)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(8)	Calculated as total revenue recognized during the period (see note (7) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2011 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)	Estimated number of members active on IFP insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2011 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(10)	Estimated number of members active on all insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2011 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(11)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.
(12)	Calculated as marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (7) above).
(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.
(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.
(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED JUNE 30, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended June 30, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$30,603	86%	$—	$30,603	86%
Other	4,904	14	—	4,904	14

Total revenue	35,507	100	—	35,507	100
Operating costs and expenses:
Cost of revenue	764	2	—	764	2
Marketing and advertising (1)	12,167	34	(362)	11,805	33
Customer care and enrollment (1)	6,358	18	(74)	6,284	18
Technology and content (1)	5,033	14	(217)	4,816	14
General and administrative (1)	6,590	19	(709)	5,881	17
Amortization of intangible assets (2)	460	1	(460)	—	—

Total operating costs and expenses	31,372	88	(1,822)	29,550	83

Income from operations	4,135	12	1,822	5,957	17
Other income, net	16	0	—	16	0

Income before provision for income taxes	4,151	12	1,822	5,973	17
Provision for income taxes (3)	1,846	5	656	2,502	7

Net income (4)	$2,305	6%	$1,166	$3,471	10%

Net income per share: (4)
Basic	$0.12		$0.06	$0.18
Diluted	$0.11		$0.06	$0.17
Weighted-average number of shares used in per share amounts:
Basic	19,624		19,624	19,624
Diluted	20,497		20,497	20,497

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit of $0.7 million related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED JUNE 30, 2011

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended June 30, 2011
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$30,079	83%	$—	$30,079	83%
Other	6,107	17	—	6,107	17

Total revenue	36,186	100	—	36,186	100
Operating costs and expenses:
Cost of revenue	2,555	7	—	2,555	7
Marketing and advertising (1)	11,668	32	(276)	11,392	31
Customer care and enrollment (1)	4,610	13	(74)	4,536	13
Technology and content (1)	5,415	15	(470)	4,945	14
General and administrative (1)	6,661	18	(1,117)	5,544	15
Amortization of intangible assets (2)	427	1	(427)	—	—

Total operating costs and expenses	31,336	87	(2,364)	28,972	80

Income from operations	4,850	13	2,364	7,214	20
Other income (expense), net	(21)	(0)	—	(21)	(0)

Income before provision for income taxes	4,829	13	2,364	7,193	20
Provision for income taxes (3)	2,097	6	895	2,992	8

Net income (4)	$2,732	8%	$1,469	$4,201	12%

Net income per share: (4)
Basic	$0.13		$0.07	$0.20
Diluted	$0.12		$0.07	$0.19
Weighted-average number of shares used in per share amounts:
Basic	21,390		21,390	21,390
Diluted	22,119		22,119	22,119

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit of $0.9 million related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Six Months Ended June 30, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$62,067	86%	$—	$62,067	86%
Other	10,515	14	—	10,515	14

Total revenue	72,582	100		72,582	100
Operating costs and expenses:
Cost of revenue	2,439	3	—	2,439	3
Marketing and advertising (1)	25,154	35	(602)	24,552	34
Customer care and enrollment (1)	12,329	17	(153)	12,176	17
Technology and content (1)	10,515	14	(550)	9,965	14
General and administrative (1)	13,194	18	(1,682)	11,512	16
Amortization of intangible assets (2)	907	1	(907)	—	—

Total operating costs and expenses	64,538	89	(3,894)	60,644	84

Income from operations	8,044	11	3,894	11,938	16
Other income, net	37	0	—	37	0

Income before income taxes	8,081	11	3,894	11,975	16
Provision for income taxes (3)	3,651	5	1,390	5,041	7

Net income (4)	$4,430	6%	$2,504	$6,934	10%

Net income per share: (4)
Basic	$0.23		$0.12	$0.35
Diluted	$0.22		$0.12	$0.34
Weighted-average number of shares used in per share amounts:
Basic	19,580		19,580	19,580
Diluted	20,471		20,471	20,471

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit of $1.4 million related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE SIX MONTHS ENDED JUNE 30, 2011

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Six Months Ended June 30, 2011
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$60,839	83%	$—	$60,839	83%
Other	12,902	17	—	12,902	17

Total revenue	73,741	100	—	73,741	100
Operating costs and expenses:
Cost of revenue	5,206	7	—	5,206	7
Marketing and advertising (1)	24,577	33	(522)	24,055	33
Customer care and enrollment (1)	10,020	14	(181)	9,839	13
Technology and content (1)	10,885	15	(925)	9,960	14
General and administrative (1)	13,382	18	(2,170)	11,212	15
Amortization of intangible assets (2)	854	1	(854)	—	—

Total operating costs and expenses	64,924	88	(4,652)	60,272	82

Income from operations	8,817	12	4,652	13,469	18
Other income (expense), net	(40)	(0)	—	(40)	(0)

Income before income taxes	8,777	12	4,652	13,429	18
Provision for income taxes (3)	4,064	6	1,490	5,554	8

Net income (4)	$4,713	6%	$3,162	$7,875	11%

Net income per share: (4)
Basic	$0.22		$0.15	$0.37
Diluted	$0.21		$0.15	$0.36
Weighted-average number of shares used in per share amounts:
Basic	21,371		21,371	21,371
Diluted	22,079		22,079	22,079

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit of $1.5 million related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP NET INCOME TO NON-GAAP EBITDA RECONCILIATION

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2012

(In thousands, unaudited)

EBITDA Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Net income	$2,732	$2,305	$4,713	$4,430
Stock-based compensation expense (1)	1,937	1,362	3,798	2,987
Depreciation and amortization (2)	597	538	1,266	1,114
Amortization of intangible assets (2)	427	460	854	907
Other (income) expense, net (3)	21	(16)	40	(37)
Provision for income taxes (4)	2,097	1,846	4,064	3,651

EBITDA	$7,811	$6,495	$14,735	$13,052

Explanation of adjustments

(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes depreciation and amortization expense, including intangible asset amortization expense.
(3)	Non-GAAP EBITDA excludes other income (expense), net.
(4)	Non-GAAP EBITDA excludes income tax expense.